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EXHIBIT 22.0

                   SUBSIDIARIES OF THE REGISTRANT

  The following is a list of the subsidiaries of the Company:

                                                 Place of
      Subsidiary                               Incorporation
      ----------                               -------------
1)    Candela Iberica, S.A.                    Spain

2)    Candela France S.A.R.L.                  France

3)    Candela K.K.                             Japan

4)    Candela Laser (Deutschland) GmbH         Germany

5)    Candela Skin Care Centers, Inc.          Massachusetts

                               - 52 -
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